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                                                                     Exhibit 5.1

                                 October 18, 1999

Quicksilver Resources Inc.
1619 Pennsylvania Avenue
Fort Worth, Texas 76104

Ladies and Gentlemen:

     We have assisted in the preparation and filing by Quicksilver Resources Inc. (the "Company") of a Registration Statement on Form S-1, dated October 18, 1999 (the "Registration Statement"), with the Securities and Exchange Commission, relating to the sale of up to 8,050,000 shares (the "Shares") of Common Stock, $0.01 par value (the "Common Stock"), of the Company. A form of underwriting agreement (the "Underwriting Agreement") is filed as an exhibit to the Registration Statement.

     Our opinion is limited in all respects to the substantive law of the State of Texas, the federal law of the United States, and the Delaware General Corporation Law, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     As counsel to the Company, we have examined the Registration Statement, the Company's Restated Certificate of Incorporation, its Bylaws, and other corporate records of the Company and have made such other investigations as we have deemed necessary as a basis for the opinion hereinafter set forth. For purposes of this opinion we have assumed the genuineness of all signatures on all documents, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the correctness and accuracy of all facts set forth in all certificates and documents that we have examined.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an exhibit thereto.

                                    Very truly yours,

                                    CANTEY & HANGER, L.L.P.


                                    By: /s/ Dean A. Tetirick
                                       -----------------------
                                        Dean A. Tetirick, Partner